FORM OF
                                AMENDMENT NO. 1
                                     to the
                          SUB-ADMINISTRATION AGREEMENT


      The Sub-Administration Agreement ("Agreement") dated February 3, 1999 by and between E*TRADE FUNDS (the "Fund"), E*TRADE ASSET MANAGEMENT, INC. and INVESTORS BANK & TRUST COMPANY (the "Bank"), is hereby amended as follows.

(a)   Appendix A is hereby amended and substituted with the attached  Appendix
A;

(b) Section 1 is hereby deleted and replaced with the following:

      Appointment. The Fund hereby appoints the Bank to act as Sub-Administrator of the Fund with respect to the Portfolios listed on Appendix A attached hereto on the terms set forth in the Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

(c) Section 7 is hereby deleted and replaced with the following:

      (a) The term of this Agreement for the E*Trade S&P 500 Index Fund shall be for a period of two years which commenced on February 3, 1999 and ends on February 3, 2001 unless earlier terminated as provided herein. The terms of this Agreement with respect to the other Portfolios shall be an initial term of two (2) years commencing upon the date of the Amendment to the Agreement adding the respective Portfolio(s) to Appendix A, unless earlier terminated as provided herein. After the expiration of a Portfolio's two-year initial term, the terms of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of such initial two-year term or any Renewal Term, as the case may be.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Sub-Administration Agreement to be duly executed and delivered by their duly authorized officers as of ________________, 1999.

E*TRADE FUNDS                       E*TRADE ASSET MANAGEMENT, INC.



By:   __________________________    By:   __________________________________
      Name:                               Name:
      Title:                                    Title:


                                    INVESTORS BANK & TRUST COMPANY



                                    By:   ______________________________
                                          Name:
                                          Title:

                                   APPENDIX A
                                     TO THE
                          SUB-ADMINISTRATION AGREEMENT



Portfolios

E*TRADE S&P 500 Index Fund

E*TRADE Extended Market Index Fund

E*TRADE Bond Index Fund

E*TRADE International Index Fund